EuroPacific Growth Fund
September 30, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$63,943
Class B*	$-
Class C	$614
Class T*	$-
Class F-1	$10,242
Class F-2	$69,486
Class F-3	$9,201
Total	$153,486
Class 529-A	$2,874
Class 529-B*	$-
Class 529-C	$214
Class 529-E	$115
Class 529-T*	$-
Class 529-F-1	$309
Class R-1	$166
Class R-2	$557
Class R-2E	$300
Class R-3	$7,967
Class R-4	$24,422
Class R-5	$27,104
Class R-5E	$437
Class R-6	$174,605
Total	$239,070
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.1243
Class B	$-
Class C	$0.0248
Class T	$0.1243
Class F-1	$0.1207
Class F-2	$0.1519
Class F-3	$0.1703
Class 529-A	$0.1191
Class 529-B	$-
Class 529-C	$0.0301
Class 529-E	$0.0927
Class 529-T	$0.1243
Class 529-F-1	$0.1442
Class R-1	$0.0328
Class R-2	$0.0353
Class R-2E	$0.0752
Class R-3	$0.0868
Class R-4	$0.1223
Class R-5E	$0.1699
Class R-5	$0.1588
Class R-6	$0.1654
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	511,888
Class B	-
Class C	24,574
Class T	-
Class F-1	80,322
Class F-2	424,575
Class F-3	127,183
Total	1,168,542
Class 529-A	24,374
Class 529-B	-
Class 529-C	7,115
Class 529-E	1,247
Class 529-T	-
Class 529-F-1	2,233
Class R-1	5,008
Class R-2	15,482
Class R-2E	4,288
Class R-3	87,030
Class R-4	197,256
Class R-5	162,681
Class R-5E	3,236
Class R-6	1,113,037
Total	1,622,987
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$55.46
Class B	$-
Class C	$54.09
Class T	$55.52
Class F-1	$55.20
Class F-2	$55.36
Class F-3	$55.53
Class 529-A	$54.84
Class 529-B	$-
Class 529-C	$53.54
Class 529-E	$54.33
Class 529-T	$55.51
Class 529-F-1	$54.85
Class R-1	$53.27
Class R-2	$53.72
Class R-2E	$54.58
Class R-3	$54.29
Class R-4	$54.38
Class R-5E	$55.16
Class R-5	$55.41
Class R-6	$55.48
*Amount less than one thousand